Exhibit 10.1

Memorandum of Agreement

Effective Date:	February 15, 2024

Between:
Bright Green Corporation (the “Corporation”) And Mr. Terry Rafih (“Rafih”)

WHEREAS Rafih is currently employed by the company, holding the position of Executive Chairman and is currently a member of the Board of Directors, collectively referred to as his Position;

AND WHEREAS Rafih has indicated his desire to resign from said Position effective February 16, 2024 (the “Termination Date”);

AND WHEREAS Rafih is owed salary and bonus in connection with his Contract of Employment with the Corporation; and

AND WHEREAS in connection with Rafih’s employment and in accordance with his Executive Employment Agreement with the Corporation dated as of September 1, 2022 (the “Employment Agreement”), Rafih is owed 2,537,500 common shares of the Corporation (“Share Balance”).

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein, the parties hereto covenant and agree with each other as follows:

1)	The Corporation agrees to issue 2,537,500 shares of the Corporation’s common stock to Rafih on his Termination Date, in full and final settlement of the Share Balance owed to Rafih.

2)	The Corporation agrees to pay Rafih a total of $450,000, representing unpaid renumeration and bonus compensation. Such amounts to be paid to Rafih on or before February 15, 2024 in the form of 2,420,000 shares of the Corporation’s common stock issued as bonus shares under the terms of the Corporation’s 2022 Omnibus Equity Compensation Plan. Rafih agrees that the issuance of such shares to Rafih represents full and final settlement of the Corporation’s obligations to Rafih for unpaid remuneration and bonus compensation.

3)	The shares of the Corporation’s common stock issuable pursuant to this Memorandum of Agreement shall be restricted securities within the meaning of Rule 144 of the Securities Act of 1933, as amended, and shall be subject to all volume and transfer restrictions as set forth in such rule.

4)	This Memorandum of Agreement amends and modified the Employment Agreement with respect to the matters addressed herein.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Agreement effective the date first written above.

Bright Green Corporation		Terry Rafih

By:	/s/ Gurvinder Singh	Signature:	/s/ Terry Rafih
Name:	Gurvinder Singh
Its:	Chief Executive Officer
Date:	2/15/2024	Date:	2/15/2024